THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

WEST CANYON ENERGY CORP.

Promissory Note

$1,050,000

Dated: September 22nd, 2009

For value received, WEST CANYON ENERGY CORP., a Nevada corporation (the "**Maker**"), hereby promises to pay to the order of Stealth Energy Ventures AG (together with its successors, representatives, and permitted assigns, the "**Holder**"), in accordance with the terms hereinafter provided, the principal amount of One Million and Fifty Thousand Dollars ($1,050,000).

The parties acknowledge that this Note is being issued to the Holder as a result of the Maker and Holder settling a debt in the outstanding amount of $1,956,250 , (the "Prior Indebtedness") for the payment of $1,050,000 as provided for pursuant to the terms of this Note.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which will be provided. The outstanding principle balance of this Note shall be interest at the rate of 9% per annum, payable on maturity. The outstanding principal balance of this Note shall be due and payable on Maker disposing of its participating interests in the "Carbonera" and "Buena Vista" oil and gas projects in Colombia held by the Maker's subsidiary, Petro South Energy Corporation Sucursal Colombia (the "**Maturity Date**") as follows, or at such earlier time as provided herein:

1. $450,000 payable upon disposition of the Makers' Interest in the Carbonera project, to occur on or before November 1st, 2009; and
2. $600,000 payable upon disposition of the Makers' Interest in the Buena Vista project, to occur on or before May 31, 2010.

ARTICLE 1

1.1 Settlement and Release of Prior Indebtedness

The Prior Indebtedness has been incurred as a result of certain Convertible Promissory Notes, dated January 24, 2008, February 5, 2008, March 10, 2008 and May 22, 2008, entered into between the Maker and the Holder. The Parties agree that upon execution and delivery of this Note by the Maker to the Holder, the Prior Indebtedness and the Convertible Promissory Notes will be fully satisfied and extinguished, and the Holder will remise, release and forever discharge the Maker and its directors, officers, successors, agents, and assigns from all obligations arising therefrom.

1.2 Payment on Non-Business Days

Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Nevada, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

1.3 Transfer

This Note may not be transferred or sold, or pledged, hypothecated or otherwise granted as security by the Holder without the consent of the Maker, such consent not to be unreasonably withheld.

1.4 Replacement

Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE 2
EVENTS OF DEFAULT, REMEDIES

2.1 Events of Default

The occurrence of any of the following events shall be an "**Event of Default**" under this Note:

(a) the Maker shall fail to make the payment of any amount of interest or principal outstanding on the date such payment is due hereunder; or

(b) default shall be made in the performance or observance of any material covenant, condition or agreement contained in this Note and such default is not fully cured within five (5) business days after the occurrence thereof; or

(c) any material representation or warranty made by the Maker herein shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(d) the Maker shall:

(i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets;

(ii) make a general assignment for the benefit of its creditors;

(iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic);

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(iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally;

(v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic);

(vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or

(vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(e) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking:

(i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts;

(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker; or

(iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(f) the failure of the Maker to pay any amounts due to the Holder herein within three (3) business days of receipt of notice to the Maker.

2.2 Remedies Upon An Event of Default

If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option:

(a) declare the entire unpaid principal balance of this Note, shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; or

(b) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, or applicable law.

No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to

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herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 3
PREPAYMENT

3.1 Redemption

The Maker shall have the right to redeem and prepay this Note at any time prior to the Maturity Date upon payment to the Holder of the amount of principal outstanding on the date of such redemption.

3.2 No Rights as Shareholder

Nothing contained in this Note shall be construed as conferring upon the Holder, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE 4
MISCELLANEOUS

4.1 Notices

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective:

(a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); or

(b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

4.2 Governing Law

This Note shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

4.3 Headings

Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

4.4 Binding Effect

The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

4.5 Amendments

This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

4.6 Compliance with Securities Laws

The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment. This Note or any Note issued in substitution or replacement thereof shall be stamped or imprinted with a legend in substantially the following form:

> "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

4.7 Consent to Jurisdiction

Each of the Maker and the Holder:

(a) hereby irrevocably submits to the exclusive jurisdiction of the State of Texas for the purposes of any suit, action or proceeding arising out of or relating to this Note; and

(b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in section 4.7 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

4.8 Parties in Interest

This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

4.9 Failure or Indulgence Not Waiver

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or

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privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.10 Maker Waivers

Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

4.11 Definitions

For the purposes hereof, the following terms shall have the following meanings:

(a) **"Person"** means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

WEST CANYON ENERGY CORP.

Per: Shane Reeves
Authorized Signatory

Stealth Energy Ventures

Per: Geoffrey Long
Authorized Signatory